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                                                                   EXHIBIT 10.10

MILLENNIUM
----------------------
Holdings Group, Inc.
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                             CONSULTING AGREEMENT

          THIS AGREEMENT (the "Agreement"), is made and entered into as of this 22nd day of October, 1997, by and between Millennium Holdings Group, Inc., a New York Corporation with offices at 2200 Corporate Boulevard, N.W., Suite 311, Boca Raton, FL 33431 ("Millennium" or the "Consultant") and DelSoft Consulting with offices at 106 Bombay Lane, Roswell, GA 30076 ("Company") (together the "Parties").

          WHEREAS, the Parties desire to formalize the terms and conditions under which Millennium shall provide consulting services to the Company;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.   Term of Agreement and Renewal.

     The Agreement shall remain in effect from the date of execution hereof through the expiration of a one year period, and may be renewed upon the mutual consent of the Parties.

2.   Nature of Services to be Rendered.

     Millennium shall provide the Company with corporate consulting services in the areas of mergers and acquisitions, corporate finance, corporate financial relations, introductions to other financial relations companies and other financial services. Millennium shall also use its best efforts to locate and identify to the Company private and/or public companies for potential merger with or acquisition by the Company.

3.   Compensation.

     As compensation for its consulting services rendered hereunder, the Company shall pay to Millennium and Millennium shall accept securities, as follows:

          (a) The Company shall issue to Millennium, simultaneously with the execution of this Agreement and upon receipt of Millennium's check in the amount of $100, representing consideration for the shares, a total of one hundred thousand (100,000) shares of the Company's
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restricted common stock, at $.001 per share (the "Shares"), with registration rights as hereinafter described; The Company shall allow Millennium "piggyback" registration rights on the 144 stock as follows: 50,000 shares to be registered in any registration within one year and 50,000 shares to be registered within any further registrations.

          In connection with the location and identification of potential candidates for corporate merger and/or acquisition, the Consultant shall be entitled to receive compensation in an amount equal to ten percent (10%) of the value of the total price paid by the Company for any completed merger or acquisition with an identity located and/or identified by the Consultant (the "Transaction"). One-half of the Consultant's fee shall be paid in cash and one-half in shares of the Company's restricted stock, with "piggyback" registration rights as described in paragraph #9 of this Agreement. In the event no cash is paid in the Transaction, than the entire fee shall be payable in shares of the Company's stock, should the Transaction involve all cash, then the entire fee to the Consultant shall be payable in cash.

4.   Warranties and Representations of the Consultant.

     In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional warranties and representations:

          (a) In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action which would cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the National Association of Security Dealers, Inc. (the "NASD"); the securities commissioner or department of any state, or any other regulatory or governmental body or agency.

          (b) Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligations hereunder.

          (c) The Consultant will take no action causing it to be a "promoter" pursuant to the Securities Act, requiring disclosure in SEC filings, without the Company's prior written consent.

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          (d) Millennium's purchase of Shares pursuant to this Agreement is an investment made for its own account.

          (e) Millennium is not now a party to a consulting agreement with any other corporation or entity involved in a business which is the same as or similar to the Company's.

          (f) Millennium is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's, provided, however, that the Consultant shall keep confidential all information it receives from the Company which is of a confidential or proprietary nature, without disclosure to or for the benefit of any third parties.

5.   Warranties and Representations of the Company.

     In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional warranties and representations:

          (a) The Company is not subject to any restriction imposed by the SEC or by operation of the Securities Act of 1933, as amended (the "1933 Act"), the Exchange Act of 1934, as amended (the "1934 Act") or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which would prohibit its execution of this Agreement or the performance of its obligations to the Consultant herein set forth.

          (b) The Company has not been sanctioned by the SEC or any state securities commissioner or department in connection with any issuance of its securities.

          (c) The Company is not a party to any other contract or agreement with terms similar to those contained herein.

          (d) All payments required to be made to Millennium hereunder will be made on time and in accordance with the payment terms and conditions set forth herein.

          (e) The Company acknowledges that Millennium does not guarantee its ability to cause the consumption of any contract or merger or acquisition with any corporate candidate.

6.   Execution of Investment Letter.

     Simultaneously with the execution hereof, Millennium shall execute and deliver to the Company an investment letter in the form annexed hereto as Exhibit "A".

7.   Issuance of Shares to Millennium.

     Upon receipt of the Consultant's check in payment of the full purchase price for the Shares together with the Investment Letter, the Company will cause to be issued to Millennium a

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validly-endorsed stock certificate bearing the facsimile signatures of its
President and Secretary. Such Shares shall be issued as fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the Share issuance to be legally valid and irrevocable, including obtaining the prior unanimous written consent of its Board of Directors.

8.   Registration Obligations.

     Should the Company file any registration statement with the SEC for any of its securities, at any time subsequent to the date of execution of this Agreement, the Company shall provide prior written notice of its intention to Millennium and to any subsequent holder of any portion of the Shares, at written request and direction of the Consultant and/or subsequent holders, shall thereupon be included in such registration statement. (See 3a of this agreement)

9.   Waiver of Registration Obligations.

     In the event of NASD-registered broker-dealer shall execute a letter of intent to conduct a firm commitment underwriting of the Company's securities, with anticipated gross proceeds of at least $1,000,000, and shall require that all of the Company's shareholders waive registration rights, Millennium will provide a written waiver of its registration right herein provided.

10.  Expense Reimbursement.

     Millennium shall be entitled to receive cash reimbursement, and the Company shall provide cash reimbursement, of all cash expenses paid by Millennium on behalf of the Company in performance of its duties hereunder. Such expenses shall include without limitation expenses for communications, deliveries and travel. In no event, however, will Millennium incur on behalf of the Company an expense in excess of $500 without the prior written consent of the Company.

11.  Indemnification of Millennium by the Company.

     The Company shall indemnify and hold harmless Millennium and its principals from and against any and all liabilities and damages in connection with the Company's ownership and operation and, without limiting the foregoing, shall pay the Consultant's legal fees and expenses if the Company is named as a defendant in any proceedings brought in connection with the Company.

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12.  Indemnification of the Company by the Consultant.

     Millennium shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out actions taken by Millennium in connection with its services as consultant, which actions were not authorized by the Company.

13.  Arbitration.

     Any and all conflicts, disputes and disagreements arising out of or in connection with any aspect of the Agreement shall be subject to arbitration in accordance with the rules of The American Arbitration Association then in effect. Written Notice of Dispute shall be served by either Party upon the other Party at its address set forth herein or such other address as it shall have provided in writing for that purpose, and the arbitration date shall be set no later than two months from the date such Notice is served. The dispute shall be submitted to The American Arbitration Association headquarters located at 150 West 51st Street, New York City. The Parties designate the Supreme Court, New York County as the court in which any arbitration award shall be subject to confirmation, and will abide by such confirmation.

14.  Entire Understanding/Incorporation of other Documents.

     With the exception of the Investment Letter, the Agreement contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

15.  No Assignment or Delegation Without Prior Approval.

     No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

16.  Survival of Agreement.

     The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

17.  No Amendment Except in Writing.

     Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

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18.  Waiver of Breach.

     No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

19.  Severability of the Agreement.

     Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

20.  Governing Law.

     The Agreement and its provisions shall be construed in accordance with and pursuant to, and governed by, the laws of the State of New York, as applicable to agreements to be performed solely within the State of New York, without regard to its conflict-of-laws provisions then in effect.

21.  No Construction Against Drafter.

     The Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing the drafting hereof.

     IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date first above written.

DELSOFT CONSULTING, INC.                MILLENNIUM HOLDINGS GROUP, INC.


By:____________________________         By:_____________________________________
   Jeff Rinde, C.F.O.                      Gary Schultheis, President

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                       INVESTMENT REPRESENTATION LETTER
                       --------------------------------

     The undersigned subscriber (the "Subscriber") hereby offers to purchase 100,000 shares of the common stock, par value $.001 per share (the "Shares") of DelSoft Consulting Inc. (the "Company") for total cash consideration of $100.00. In order to induce the Company to accept this subscription offer, the Subscriber hereby makes the following representations, gives the following warranties, and acknowledges the following information:

     (1) The Shares are being purchased solely for investment purposes, for the Subscriber's own account, and not with a view to, or for sale in connection with, any distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     (2) The Shares have not been registered under the Securities Act and are to be issued to the Subscriber in reliance upon one or more exemptions from registration contained in the Securities Act and applicable state securities laws. The Subscriber has no right to demand the registration of the Shares Act to permit them to be resold, and no representations about subsequent registrations have been made by the Company. The Shares cannot be transferred except pursuant to a registration under the Securities Act or pursuant to an exemption from the Securities Act deemed to be lawfully available.

     (3) The exemption provided by Rule 144 under the Securities Act provide for limited sale of unregistered shares but may not be available to the Subscriber at the time s/he may desire to sell the Shares. No representations have been made to the Subscriber that any part of the Shares will be saleable pursuant to Rule 144 at any particular time.

     (4) The Shares represent a speculative investment involving a high degree of risk of loss of the purchase price.

     (5) The Subscriber has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

     (6) The Subscriber is able to bear the economic risk of the investment in the Shares, to hold the Shares for an indefinite period of time, and to afford a complete loss of the purchase price.

     (7) The Shares will be represented by a certificate bearing a prominent legend setting forth the restricted nature of the Shares as deemed appropriate by the Company's counsel.

MILLENNIUM HOLDINGS                          ACCEPTED BY
GROUP, INC.                                  DELSOFT CONSULTING INC.


By:_____________________________             By:________________________________
   Gary Schultheis, President                   Jeff Rinde, CFO